SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               CNB HOLDINGS, INC.
                               __________________
                (Name of Registrant as Specified In Its Charter)

                                       N.A.
                               __________________
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

            Not Applicable.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            Not Applicable.
                               CNB HOLDINGS, INC.
                                 P.O. BOX 1060
                               900 MEMORIAL DRIVE
                           PULASKI, VIRGINIA  24301

                               CNB HOLDINGS, INC.
                                 P.O. Box 1060
                               900 Memorial Drive
                            Pulaski, Virginia  24301


This Proxy is solicited by the Board of Directors of CNB Holdings, Inc. (the "Company") for the 1997 Annual Meeting of Shareholders to be held on April 17, 1997 (the "Annual Meeting").

The undersigned hereby appoints David W. Ratcliff, Jr. and A. Carole Pratt and each of them, with full power of substitution, as proxies to vote all of the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting, and at any adjournments thereof, on the following matters in the following manner:

1. Election of three directors of the Company to serve until the 2000 Annual Meeting of Shareholders.

      FOR all nominees listed below (except as marked to the contrary below)

      WITHHOLD AUTHORITY to vote for all nominees listed below


Jack W. Bowling, Jackson  M. Bruce, and Nathaniel Tuck, D.C.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)
________________________________________________________________________________

2. In accordance with their judgment, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

When this Proxy is properly executed and returned, and not revoked, the shares it represents will be noted at the meeting in accordance with the choices specified above. If no choice is specified, it will be voted for the election of the nominees listed above.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW.


Date: ___________________ , 1997

________________________________
(Signature of Shareholder)

________________________________
(Signature of Shareholder)


NOTE:    When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.

                               CNB HOLDINGS, INC.
                                P. O. Box 1060
                               900 Memorial Drive
                             Pulaski, Virginia  24301

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of CNB Holdings, Inc., (the "Company") will be held on Thursday, April 17, 1997, at 10:00 a.m., local time in Room 206, Edwards Hall, New River Community College, Dublin, Virginia, for the purpose of considering and voting upon:

 1. The election of three directors of the Company to serve until the 2000 Annual Meeting of Shareholders.

 2. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on Monday, March l7, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. To ensure a quorum for the meeting, please sign, date and return the proxy promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person. The Company's 1996 Annual Report to Shareholders is enclosed for your information.

By Order of the Board of Directors



A. Carole Pratt
Secretary

March 21, 1997


Please complete and return the enclosed proxy promptly. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

                               CNB HOLDINGS, INC.
                                 P.O. BOX 1060
                               900 MEMORIAL DRIVE
                             PULASKI, VIRGINIA  24301
                            _________________________

                                 PROXY STATEMENT
                            _________________________


                       1997 ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 17, 1997


This Proxy Statement is furnished to the shareholders of CNB Holdings, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997 Annual Meeting of Share-holders of the Company (the "Annual Meeting") and any adjournment thereof. The Annual Meeting will be held on Thursday, April 17, 1997 at 10:00 a.m., local time in Room 206, Edwards Hall, New River Community College, Dublin, Virginia. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about March 21, 1997.

                                      VOTING

GENERAL

The securities that can be voted at the Annual Meeting consist of the common stock, $5.00 par value per share, of the Company (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on Monday, March 17, 1997. On that date the company had outstanding and entitled to vote 437,225 shares of Common Stock, with each share entitled to one vote.

PROXIES

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Shareholders should specify their choices with regard to the election of directors on the accompanying proxy card. If no specific instructions are given with regard to the matters to be voted upon, then the shares represented by a signed proxy card will be voted "FOR" the election of all director nominees. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company at P.O. Box 1060, 900 Memorial Drive, Pulaski, Virginia 24301, or by executing and delivering to the Secretary a later dated proxy, or by voting in person at the Annual Meeting.

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. Solicitation may be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

<page1>


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Stock by the directors, executive officers and holders of 5% or more of the out-standing shares of the Common Stock and all directors and executive officers of the Company as a group as of March 1, 1997.

                                       Principal                   Percentage
                                      Occupation         Shares         of
Name, Age & Address   Director        During the       Beneficially   Shares
of Beneficial Owner     Since       Past Five Years       Owned    Outstanding
                                                                        (1)
___________________     _____       _______________       _____    ___________

                          NOMINEES FOR ELECTION AS
                       DIRECTORS TO SERVE UNTIL 2000

Jack W. Bowling, 50      1993       President              26,720(3)      6.1%
Radford, Virginia                   H. T. Bowling, Inc.

Jackson M. Bruce, 54     1993       Partner, law firm of   22,000         5.0%
Pulaski, Virginia                   Gilmer, Sadler,
                                    Ingram, Sutherland,
                                    & Hutton

Nathaniel R. Tuck,       1993       President and Owner,   15,010         3.4%
  D.C., 44                          Tuck Clinic of
Pulaski, Virginia                   Chiropractic, P.C.

                       DIRECTORS TO SERVE UNTIL 1999

Wayne L. Carpenter, 50   1993       President, Chief       16,320         3.7%
Pulaski, Virginia                   Executive Officer,
                                    Vice President and
                                    Relationship Manager,
                                    NationsBank

Hiawatha Nicely, Jr., 47 1993       Chairman of the Board; 22,100         5.1%
Dublin, Virginia                    President, New Century
                                    Consultants, Inc.

A. Carole Pratt,         1993       Secretary of the       12,020(4)      2.8%
         D.D.S., 45                 Company; General
Pulaski, Virginia                   Dentistry

David W. Ratcliff,
            Jr., 52      1993       Director of Finance    10,264(5)      2.3%
Pulaski, Virginia                   and Administration
                                    Alliant Techsystems, Inc.

                       DIRECTORS TO SERVE UNTIL 1998

Sybil S. Atkinson, 50    1993       Mediaid of America,    12,263(2)      2.8%
Pulaski, Virginia                   Inc., Parish
                                    Administrator of Christ
                                    Episcopal Church

Randolph V. Chrisley,49  1993       Vice President of      22,000         5.0%
Draper, Virginia                    Sales, Pulaski
                                    Furniture Corporation

<page2>
                                        Principal
                                        Occupation        Shares    Percentage
Name, Age & Address   Director          During the     Beneficially of Shares
of Beneficial Owner    Since         Past Five Years       Owned   Outstanding
                                                                        (1)
____________________   _____       _____________________  _________ __________
James L. Webb,          1993       Vice President in      10,079          2.3%
        Jr., 45                    Charge of Marketing,
Pulaski, Virginia                  Old Dominion Insurance
                                   Services, Inc.


J. David Wine, 48       1993       Founder, New River     23,000(6)       5.3%
Pulaski, Virginia                  Oxygen Therapy, Inc.
                                   and Advance Health-
                                   Care Services, Inc.
                                   Co-founder of Bay State
                                   Medical, Inc., Home
                                   Pharmacy, Inc. and
                                   Home Care Solutions, Inc.

All Directors and                                        191,776         43.9%
Executive Officers
as a Group (11Persons)

__________________________

(1) Percentage is determined on the basis of 437,225 shares of Common Stock issued and outstanding, plus in each case shares subject to currently exercisable options deemed to he outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.
(2) Includes 1,011 shares owned by Ms. Atkinson's minor children.
(3) Includes 26,720 shares held by an investment company affiliate of Mr.
    Bowling.
(4) Includes 304 shares held by Ms. Pratt's minor children.
(5) Includes 300 shares held jointly with Mr. Ratcliff's children.
(6) Includes 2,515 shares owned by an individual retirement account for the benefit of Mr. Wine's wife.


                             ELECTION OF DIRECTORS

NOMINEES

By resolution of the Board of Directors, the Board shall consist of eleven directors. The terms of the directors are staggered so that each year approx-imately one-third of the Board of Directors is elected and each director serves until the third Annual Meeting following his or her election and thereafter until a successor has been elected and has qualified. This year, the terms of three directors are expiring and thus three directors will be elected.

Certain information concerning the nominees for election of directors at this Annual Meeting who will serve until the 2000 Annual Meeting of Shareholders is set forth above, as certain information about the other classes of directors whose terms will expire at the 1998 and 1999 Annual Meetings of Shareholders. All of the nominees are currently directors of the Company and Community National Bank, the Company's subsidiary bank (the "Bank").

In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will the proxy be voted for more than three nominees. The Board of Directors has no reason to believe that any nominee will not serve if elected.

DIRECTOR COMPENSATION

The Company or the Bank did not pay directors' fees during the last fiscal year, and does not presently intend to pay directors' fees in the initial years of operation. Directors of the Company participate in the Company's stock option plan. See "Stock Option Plan."

COMPANY BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

The Board of Directors of the Company held four meetings during the fiscal year. All directors attended at least 75% of all meetings of the Board. The Board of the Company has no committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1994, the Company acquired an undeveloped 4.9 acre plot at the corner of Memorial Drive and Lee Highway (U.S. Route 11) in Pulaski, Virginia for the site of the Bank's main office from a partnership 100% owned by Jack W. Bowling, a director, and five members of his immediate family. The Company acquired the property in exchange for 25,000 shares of common stock valued at $250,000. The purchase price for the site was determined by the Company after receiving three independent appraisals of the site which averaged approximately $284,500. This land has been owned by members of Mr. Bowling's immediate family for more than twenty years. In connection with the sale of the property, Mr. Bowling and the other sellers agreed to provide for rough grading of the site.

The Company has purchased three insurance policies (a general business policy, a worker's compensation policy and a key man term life policy covering Wayne
L. Carpenter) through James L. Webb, Jr., a director. The premiums for these policies totaled less than $1,000.

The Company and the Bank have had and expect to have banking and other trans-actions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or officers have a controlling interest, on substantially the same terms (including price, interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to the Company and the Bank. The Bank is subject to a limit on the aggregate amount it could lend to its and the Company's directors and officers as a group equal to its unimpaired capital and surplus (or, under a regulatory exemption available to bans with less than $100 million in deposits, twice that amount), loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.


The executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. There are no family relationships among any of the directors or executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

EXECUTIVE COMPENSATION

The following table shows the cash compensation paid by the Company to the Company's Chief Executive Officer for the years ended December 31, 1994 - 1996.

<page4>

                           SUMMARY COMPENSATION TABLE

                                                       Annual Compensation
                                                    _________________________
                                                               Other Annual
    Name and Principal Position           Year         Salary
Compensation(1)
_______________________________________   ____      ________  _______________
 Wayne L. Carpenter                       1996      $ 60,000      $2,915
 President and CEO                        1995      $ 58,900      $2,599
                                          1994      $ 47,364      $3,284


_________________________
(1) Includes payments by the Company of health insurance premiums for Mr. Carpenter and 401k contributions.

The following table lists the stock options granted during fiscal year 1996 to Wayne L. Carpenter, the President and Chief Executive Officer of the Company and Bank. The options listed below were granted under the CNB Holdings, Inc. 1995 Stock Option Plan, pursuant to which directors, executive officers and certain other key employees of the Company and the Bank can receive options to purchase shares of the Company's Common Stock. See "Stock Option Plan."

                          OPTION GRANTS IN FISCAL YEAR 1996

                               Percent of Total
                                   Options
                                  Granted to
                     Options     Employees in      Exercise or     Expiration
     Name            Granted    Fiscal Year(1)   Base Price        Date
__________________   _______    ______________   __________     ______________
Wayne L. Carpenter     475           9.1%          $10.00       April 12, 2005

_______________________

(1) Options for a total of 51,225 shares of Company Common Stock were granted under the Stock Option Plan. Each director of the Company received shares under the plan.

EMPLOYMENT AGREEMENTS

Mr. Carpenter is a party to an Employment Agreement with the Bank pursuant to which he is employed as President and Chief Executive Officer of the Bank.
The Employment Agreement provides for the initial term to expire five years after the Bank opens for business (August 28, 1999). The Employment Agreement provides for a base salary of $60,000 and for bonuses to be paid to Mr. Carpenter based upon the achievement by the Bank of specified levels of pre-tax income. Beginning with the fourth fiscal year of the Bank's operations, Mr. Carpenter will receive a cash bonus equal to 5% of the Bank's pretax income, up to a maximum of 50% of his annual base salary. The Employment Agreement also provides Mr. Carpenter with group benefit packages to the extent provided to other employees, reimbursement of Bank related expenses, including dues for a business or civic club, payment for a life insurance policy in the amount of three times Mr. Carpenter's base salary with him named as beneficiary, and a 401 (k) savings plan with matching contributions up to 3% of his base salary.

The Bank may terminate Mr. Carpenter's employment without cause, but in such an event or if Mr. Carpenter's employment is terminated due to a sale, merger or dissolution of the Company and/or the Bank, the Bank will be obligated to continue his salary and benefits for six months, but not pay any bonus. Subject to the foregoing, the Bank may terminate Mr. Carpenter's employment with cause, as defined in the Employment Agreement, without paying any additional compensation. In addition, the Employment Agreement provides that following termination of his employment with the Bank, Mr. Carpenter may not be employed in the banking business in Pulaski County, any county that borders Pulaski County, or the cities of Radford or Galax for a period of two years following termination.

<page5>

STOCK OPTION PLAN

The Company's Stock Option Plan (the "Plan") provides for the issuance of stock options and restricted stock covering an aggregate of 275,500 shares to directors, officers and certain key employees of the Company and the Bank and other participants designated under the Plan (collectively, the "Participants"). The Plan provides for the issuance of incentive stock options to officers and key employees of the Company and the Bank and nonqualified stock options and restricted stock to all Plan Participants. The Plan is administered by the Stock Option Committee of the Board of Directors, which consists of Messrs. Bruce, Chrisley, Nicely and Wine and Ms. Pratt.

Incentive Stock Options. The Plan provides for the issuance of incentive stock options covering a maximum of 50,000 shares of the Common Stock, subject to future adjustment for any stock splits, stock dividends, combinations or exchanges, or other changes which affect the Common Stock. As discussed below, incentive stock options afford certain tax benefits to the recipients. In general, to qualify as an incentive stock option, the option must be granted only to employees of the Company, be granted within ten years of the earlier of the date the Plan is adopted by the Board or the date of approval of the Plan by the Company's shareholders, not be exercisable more than ten years after the date of grant, have an exercise price of not less than the fair market value of the Common Stock at the time of grant, not be transferable other than by will or the laws of descent and distribution, and be granted to a person who does not own more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries at the time of grant. In addition, the Internal Revenue Code limits the value of shares that can be exercised for the first time by an employee in any one year under an incentive stock option to $100,000.

Nonqualifed Stock Options. Beginning in 1996, the Plan provides for automatic annual grants of nonqualified stock options to the directors of the Company on the day following each annual meeting of shareholders based on a formula that reflects his or her performance during the year as judged by certain objective criteria (the "Annual Director Grants"). The formula provides that the number of shares of Common Stock covered by each Annual Director Grant is 500 shares, subject to adjustment (i) downward by 25 shares, if the director has missed more than one meeting of the Board of Directors since the last annual meeting, (ii)downward by 25 shares if the director has failed to complete a director education seminar since the last annual meeting, and (iii) upward or downward by not more than 25 shares based on the percentage by which the Bank exceeds or fails to exceed its performance goals.

In 1995, the Company provided a one-time grant of options to the directors based on performance criteria relating to their participation as directors in the success of the Company and the Bank, including service in leadership positions on committees of the Bank's Board of Directors and other contributions. The aggregate amount of shares covered by such options was 165,000.

All of the nonqualified options issuable to directors described above provide that the options are forfeited should the Company or the Bank be required to increase its equity capital pursuant to a capital directive issued by the Office of Comptroller of the Currency and the holder does not exercise the options with certain time frames.

Restricted Stock. The Plan permits the issuance of shares of Common Stock to Participants subject to vesting requirements based on continued service to the Company or the Bank, the Company's or the Bank's performance, the individual performance of the grantee and other conditions deemed appropriate by the Stock Option Committee. Shares of restricted stock are not transferable until vested. Assuming the maximum option grants described above are made based on the Company's current management structure, there will be 2,750 shares of restricted stock available for issuance under the Plan. There are no present plans to issue any shares of restricted stock.

<page6>


COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Based on a review of the reports of changes in beneficial ownership of Company Common Stock furnished to the Company, the Company believes that its officers and directors filed on a timely basis the reports required to be filed under
Section 16 of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 1995, except that a Form 5 was inadvertently filed late for each of Messrs. Nicely and Wine.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Larrowe, Cardwell & Company, L.C., Galax, Virginia, acted as the Company's principal independent certified public accountants for the fiscal years ended December 31, 1993 through 1996. No company has been selected by the Board of Directors to act as the Company's independent certified public accountants for the current fiscal year. The Board will make this decision later in the year. Representatives of Larrowe, Cardwell & Company, L.C. are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                 OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Board of Directors knows of no matters other than those stated above which are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report filed with the Securities and Exchange Commission for the year ended December 31, 1996 on Form 10-K can be obtained without charge by writing to the Corporate Secretary at P.O. Box 1060, 900 Memorial Drive, Pulaski, Virginia 24301.


By order of the Board of Directors



s/A. CAROLE PRATT
_____________________
A. CAROLE PRATT
Secretary

Pulaski, Virginia
March 21, 1997


<page7>